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                                                                  EXHIBIT 10.13E

                             [English Translation]


[Seal of Ministry of
Tourism, Post and
Telecommunications]

Ministry of Tourism,
Post & Telecommunications

Number            :   PB.301/1/25/MPPT-95            Jakarta, 28 April 1995
Classification    :
Regarding         :   Principal License of Cooperation Provider of Mobile
                      Cellular Telephone (STBS) NMT-450 in Joint Venture Form.
To                :   President Commissioners of PT. Rajasa Hazanah Perkasa

                                                                         JAKARTA

1. Referring to your letter No. 856/RHP-MS/1X-94 dated 8 September 1994 regarding proposal on cooperation provider of Mobile Cellular Telephone
   (STBS) NMT-450 in a Joint Venture form with PT. Telkom in accord with KM. No. 39/KS.002/MPPT-93 on the Cooperation Agreement of telecommunication services and KM. No. 91/PT.303/MPPT-93 on STBS provider; after considering, evaluating, and anticipating the development of cellular telephone technology, herewith we inform you that we accept your proposal.

   The STBS NMT-450 service will cover national areas, which advance is to cover provinces: Lampung, West Java, DKI Jakarta, Middle Java, Bali, and Lombok Islands.

2. In regard to article No. 1, it is required that you coordinate with PT. Telkom to finalize the status of the Joint Venture Agreement for STBS NMT-450, and be ready to build the system and network no later than (3) three years upon the issuance of this letter.

3. Thank you.
                                         Ministry of Tourism,
                         [Seal of        Post and Telecommunications
                         Ministry of
                         Tourism, Post        /s/
                         and Telecom-
                         munications]    JOOP AVE

  cc:  Minster of Finance
       Director General of Postel
       President Director of PT. Telkom
       Chief of BKPM